UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

People Incorporated

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	PPLI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On June 16, 2026 (the “Effective Date”), Christopher Currier was appointed as Chief Accounting Officer (Principal Accounting Officer) of People Incorporated, a Delaware corporation (the “Company” or “People”), effective immediately. Prior to this appointment, Mr. Currier, age 41, served as the Company’s Senior Vice President and Controller. Prior to joining the Company, Mr. Currier spent over seven years with Ernst & Young LLP in various roles within the transformative strategy and transactions, audit, financial accounting advisory and valuation practices. Mr. Currier joined the Company in 2014.

In connection with his appointment, Mr. Currier entered into a Retention Agreement with the Company, dated May 26, 2026 (the “Retention Agreement”). Pursuant to the terms of the Retention Agreement, in the event that the Company terminates Mr. Currier’s employment without Cause (as defined in the Retention Agreement), Mr. Currier will be entitled to accelerate and vest in the greater of: (i) 100% of any Company restricted stock unit (“RSU”) awards outstanding as of the date of the Retention Agreement; or (ii) any Company RSU awards outstanding as of the date of his separation from employment that are unvested at the time of such separation but which would, but for the separation of service, have vested during the twelve (12) month period following the date of such separation, subject to applicable performance conditions and vesting schedules.

Departure of Principal Accounting Officer

Concurrently with Mr. Currier’s appointment and as of the Effective Date, Michael H. Schwerdtman, Senior Vice President, Chief Accounting Officer (Principal Accounting Officer) notified the Company that he was retiring from his position, effective as of the Effective Date, after having served in such role since November 2024 and previously from December 2004 until his retirement from his position in August 2023. Mr. Schwerdtman will remain an employee of the Company and continue to serve as an advisor from the Effective Date through February 28, 2027.

Item 8.01.    Other Events.

On June 22, 2026, People entered into a Voting Agreement (the “Voting Agreement”) with Barry Diller, Diane von Furstenberg and Alexander von Furstenberg (collectively the “Voting Agreement Parties”). Mr. Diller and Mr. von Furstenberg are members of the People Board of Directors (the “Board”), and Mr. Diller is People’s Chairman and Senior Executive. Among them, the Voting Agreement Parties have the right (or may be deemed to have the right) to direct the voting of shares of People Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) and People Common Stock, par value $0.0001 per share (the “Common Stock” and together with the Class B Common Stock, the “People Common Stock”) representing in the aggregate approximately 46.4% of the outstanding voting power of the People Common Stock.

Pursuant to the Voting Agreement, the Voting Agreement Parties have agreed to, and to use commercially reasonable efforts to cause certain other affiliated persons and entities to, cause any shares of People Common Stock beneficially owned by such persons and entities representing in excess of 48.5% of the voting power of the People Common Stock to be voted in the same proportion as shares held by the other holders of People Common Stock (other than the Voting Agreement Parties, certain of their affiliated persons and entities, certain directors and officers of People, and immediate family members of the foregoing) on each matter brought to a vote at any annual or special meeting of People’s stockholders or any action proposed to be taken by written consent of People’s stockholders. These voting requirements shall not apply to certain matters, including any matter subject to a separate class vote of the Class B Common Stock or the Common Stock (unless certain ownership thresholds are met). The Voting Agreement Parties have also agreed not to, and to use commercially reasonable efforts to cause certain of their affiliated persons and entities not to, initiate or participate in any action by written consent of People’s stockholders unless an independent committee of disinterested directors of People has directed such solicitation.

The Voting Agreement will terminate automatically upon the Voting Agreement Parties and their affiliates ceasing to beneficially own 30% or more of the voting power of the People Common Stock or upon a change of control of People.

The Voting Agreement was negotiated on behalf of People by a special committee of Board consisting solely of disinterested directors (the “Special Committee”). The Special Committee recommended that the Board approve the Voting Agreement.

In connection with the execution of the Voting Agreement and upon the recommendation of the Special Committee, the Board approved an authorization for People to repurchase an additional ten million shares of People Common Stock. People is not currently conducting repurchases of shares of People Common Stock, but may do so in the future at any time and from time to time.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description of Exhibit

99.1	Voting Agreement, dated as of June 22, 2026, by and among People Incorporated, Barry Diller, Diane von Furstenberg and Alexander von Furstenberg

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLE INCORPORATED

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary

 Date: June 22, 2026